UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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BLACKBOARD INC.

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BLACKBOARD INC.
1899 L Street NW, 11th Floor
Washington, D.C. 20036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2008

The Annual Meeting of Stockholders of Blackboard Inc. will be held at Westin Grand Hotel, 2350 M Street, NW, Washington, District of Columbia 20037, on June 5, 2008 at 11:00 a.m., Eastern time, to consider and act upon the following matters:

1.  To elect three directors to Class I of our Board of Directors, each to serve for a term expiring at our 2011 annual meeting or until his successor is duly elected and qualified or until his earlier resignation or removal;

2.  To approve Amendment No. 3 to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 5,800,000 to 8,700,000 and make other specified changes.

3.  To ratify the selection of our independent registered public accounting firm; and

4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 16, 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting.

Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. For further details, see the discussion on page 1 of the enclosed proxy statement. If you have Internet access, we encourage you to record your vote on the Internet.

By Order of the Board of Directors

Matthew H. Small
Chief Legal Officer and Secretary

Washington, D.C.
April 18, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 5, 2008.

The proxy statement and annual report to stockholders are available at
http://investor.blackboard.com/phoenix.zhtml?c=177018&p=proxy.

BLACKBOARD INC.
1899 L Street NW, 11th Floor
Washington, D.C. 20036

PROXY STATEMENT

This proxy statement is furnished to stockholders of Blackboard Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at our annual meeting of stockholders to be held at Westin Grand Hotel, 2350 M Street, NW, Washington, D.C. 20037, at 11:00 a.m., Eastern time on June 5, 2008, and at any adjournments or postponements of the meeting (the “Annual Meeting”). The 2008 annual report to stockholders, containing our audited consolidated financial statements for the fiscal year ended December 31, 2007, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. Except where the context otherwise requires, references to “Blackboard,” “we,” “us,” “our” and similar terms refer to Blackboard Inc.

Only stockholders of record at the close of business on April 16, 2008 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about April 24, 2008. As of the Record Date, 30,845,068 shares of our common stock, $0.01 par value per share, were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Voting by Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our corporate secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Blackboard Inc., 1899 L Street NW, 11th Floor, Washington, D.C. 20036, Attention: Matthew H. Small, Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Voting by Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank, or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described below.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote”

occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. The persons named as attorneys-in-fact in the proxies, Michael J. Beach and Matthew H. Small, were selected by the Board of Directors and are executive officers of Blackboard. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the matters specified in this proxy statement.

Aside from the matters described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2008 except where indicated, information regarding beneficial ownership of our common stock (i) by each person known to us who beneficially owned more than 5% of the shares of our common stock outstanding at such date; (ii) by each director; (iii) by each executive officer identified in the Summary Compensation Table; and (iv) by all directors and executive officers as a group.

	Number of Shares	Percentage of
	Beneficially	Shares of
Name and Address of Beneficial Owner(1)	Owned	Common Stock

Waddell & Reed Investment Management Company(2)	2,410,456	7.8%
6300 Lamar Avenue
Overland Park, KS 66202

ICG Holdings, Inc.(3)	2,187,060	7.1
Pencader Corporate Center
100 Lake Drive, Suite 4
Newark, DE 19702

TimesSquare Capital Management, LLC(4)	1,671,900	5.4
1177 Avenue of the Americas, 39th Floor
New York, NY 10036

Michael L. Chasen(5)	569,116	1.8
Matthew L. Pittinsky(6)	424,898	1.4
Michael J. Beach(7)	88,520	*
Matthew H. Small(8)	69,406	*
Peter Segall(9)	64,833	*
Joseph L. Cowan(10)	4,000	*
Frank Gatti(11)	13,850	*
Beth Kaplan(12)	4,000	*
Thomas Kalinske(13)	4,000	*
E. Rogers Novak, Jr.(14)	83,584	*
William Raduchel(15)	15,350	*
All directors and executive officers as a group (13 persons)(16)	1,441,654	4.5

*	Less than one percent.

(1)	The percentages shown are based on 30,834,612 shares of common stock outstanding as of March 31, 2008. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise listed, the address of each stockholder is: c/o Blackboard Inc., 1899 L Street NW, 11th Floor, Washington, D.C. 20036.

(2)	Consists of securities beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner.

Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Securities Exchange Act of 1934. This information is derived solely from a Schedule 13G filed by WRIMCO with the SEC on February 1, 2008.

(3)	This information is derived solely from a Schedule 13G filed by ICG Holdings, Inc. and Internet Capital Group, Inc. with the SEC on February 14, 2008.

(4)	This information is derived solely from a Schedule 13G filed by TimesSquare Capital Management, LLC with the SEC on February 4, 2008.

(5)	Includes 549,116 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(6)	Includes 360,153 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(7)	Includes 78,520 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(8)	Includes 59,406 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(9)	Includes 54,833 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(10)	Includes 4,000 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(11)	Includes 11,400 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(12)	Includes 4,000 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(13)	Includes 4,000 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(14)	Includes 13,850 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(15)	Includes 12,850 shares of common stock issuable upon exercise of options on or before May 30, 2008.

(16)	Includes 1,247,225 shares of common stock issuable upon exercise of options on or before May 30, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Our fourth amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Joseph L. Cowan, E. Rogers Novak, Jr. and William Raduchel for re-election to the Board of Directors as Class I directors, each to hold office until the annual meeting of stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until his or her earlier resignation or removal.

Mr. Cowan, Mr. Novak and Dr. Raduchel are Class I directors whose terms expire at this Annual Meeting and are each a nominee for re-election as directors. The Board of Directors is also composed of (i) two Class II directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009 and (ii) three Class III directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in the year 2010.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Required Vote

Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends a vote FOR the election
of each of the nominated directors.

The following table lists the nominees to be elected at the Annual Meeting and the continuing and retiring directors. Also listed are the positions currently held by each nominee and continuing director, the committees of the Board on which each nominee or continuing director serves as of the date of this proxy statement, the year each nominee’s or continuing director’s current term will expire and the class of director of each nominee and continuing director.

		Year Current	Class of
Name and Position	Board Committees	Term Will Expire	Director

Nominees:
E. Rogers Novak, Jr.	Nominating and Corporate Governance	2008	I
Director (Lead independent Director)	(Chair); Audit
William Raduchel	Compensation (Chair)	2008	I
Director
Joseph L. Cowan	Compensation	2008	I
Director
Continuing Directors:
Michael L. Chasen	—	2009	II
Chief executive officer, president and director
Thomas Kalinske	Audit	2009	II
Director
Matthew L. Pittinsky		2010	III
Chairman of the Board	—
Frank R. Gatti	Audit (Chair); Nominating and
Director	Corporate Governance	2010	III
Beth Kaplan	Compensation; Nominating and	2010	III
Director	Corporate Governance

The information below sets forth certain biographical information of each nominee and continuing director, their ages as of March 31, 2008 and the year each nominee or continuing director was first elected to the Board.

Nominees for Class I Directors

Joseph L. Cowan, 58, has served as a director since April 2007. Mr. Cowan was appointed as chief executive officer and a member of the Board of Directors of Interwoven Inc. in April 2007. He served as chief executive officer and a director of Manugistics Group, Inc. from July 2004 to July 2006. From November 2002 to December 2003, Mr. Cowan served as president and chief executive officer of EXE Technologies, Inc. From April 2001 to November 2002, he served as president and chief executive officer of Invensys Automation & Information Systems. From July 2000 to April 2001, Mr. Cowan served as president and chief executive officer, and from April 1998 to July 2000, as senior vice president, sales and marketing, of Wonderware, a business unit of Invensys plc. Mr. Cowan received a BS degree from Auburn University and a MS degree from Arizona State University.

E. Rogers Novak, Jr., 59, has served as a director since September 1998. Since April 1996, Mr. Novak has been a managing member of the general partner of Novak Biddle Venture Partners, L.P., a venture capital investment firm. Mr. Novak received a BA degree from Kenyon College.

William Raduchel, Ph.D, 61, has served as a director since February 2005. From May 2004 to February 2006, Dr. Raduchel served as chairman and chief executive officer of Ruckus Network Inc., a digital entertainment service for students at colleges and universities over the university network. Through December 2002, Dr. Raduchel was executive vice president and chief technology officer at AOL Time Warner, Inc. He joined America Online, Inc., in September 1999 as senior vice president and chief technology officer. Until September 1999, Dr. Raduchel was chief strategy officer and a member of the executive committee of Sun Microsystems, Inc. (“Sun”). In his eleven years at Sun, Dr. Raduchel also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development. Dr. Raduchel serves on the Board of Directors and the compensation committee of Chordiant Software Inc., the Board of Directors of Silicon Image, Inc. and the Board of Directors of Opera Software ASA. Dr. Raduchel received a BA degree from Michigan State University, AM and Ph.D degrees from Harvard University and an honorary doctorate from Michigan Technological University.

Continuing Class II Directors

Michael L. Chasen, 36, has served as chief executive officer since January 2001, as president since February 2004 and as a director since our founding in 1997. From June 1997 to January 2001, Mr. Chasen served as president. Before co-founding Blackboard, from May 1996 to June 1997, Mr. Chasen was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Mr. Chasen received a BS degree from American University and a MBA degree from Georgetown University School of Business.

Thomas Kalinske, 64, has served as a director since April 2007. Mr. Kalinske currently serves as vice chairman of the board of Leapfrog Enterprises Inc. and has served as a director of Leapfrog since 1997. From September 1997 to July 2006, Mr. Kalinske served as CEO of Leapfrog and was the Chairman of the board of directors of Leapfrog from September 1997 to February 2004. From 1996 to February 2004, Mr. Kalinske served as the president of Knowledge Universe LLC (now renamed Krest LLC). From 1990 to 1996, he served as president and chief executive officer of Sega of America. From 1987 to 1990, he was president and chief executive officer of the Universal Matchbox Group. From 1985 to 1987, he served as president and co-chief executive officer of Mattel, Inc. Mr. Kalinske served in other senior management positions at Mattel from 1972 to 1985. Mr. Kalinske received a BS degree from the University of Wisconsin and a MBA degree from the University of Arizona.

Continuing Class III Directors

Frank R. Gatti, 61, has served as a director since April 2004. Since November 1997, Mr. Gatti has been the chief financial officer of Educational Testing Service, an educational testing and measurement organization. Mr. Gatti is a certified public accountant and received a BBA degree from Baruch College and a MBA degree from Rutgers University.

Beth Kaplan, 50, has served as a director since April 2007. Since January 2008, Ms. Kaplan has served as president and chief merchandising and marketing officer of General Nutrition Centers, Inc. From March 2005 to December 2007, Ms. Kaplan served as the managing member of Axcel Partners, LLC. From June 2002 to March 2005, Ms. Kaplan was executive vice president of Bath & Body Works. Ms. Kaplan previously served as a director of Blackboard from June 2000 to August 2001. Ms. Kaplan received BS and MBA degrees from the University of Pennsylvania’s Wharton School.

Matthew L. Pittinsky, 35, has served as chairman of the Board of Directors since our founding in 1997. On March 1, 2008, Mr. Pittinsky resigned as an executive officer and now serves as a non-employee chairman of the Board. From June 1997 to November 1998, Mr. Pittinsky also served as chief executive officer. Before co-founding Blackboard, from July 1995 to June 1997 Mr. Pittinsky was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Mr. Pittinsky serves on the board of trustees of American University. Mr. Pittinsky received a BS degree from American University and an Ed.M degree from Harvard University Graduate School of Education. He is currently a Ph.D candidate at Columbia University Teachers College.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Blackboard is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the corporate governance section of our website, http://investor.blackboard.com. Alternatively, you can request a copy of any of these documents by writing to Investor Relations, Blackboard Inc., 1899 L Street NW, 11th Floor, Washington, D.C. 20036 or if after June 30, 2008, to Investor Relations, Blackboard Inc., 650 Massachusetts Avenue NW, 1st Floor, Washington, D.C. 20001.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Blackboard and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s principal responsibility is to oversee the management of Blackboard;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

The Board of Directors and Its Committees

Board of Directors

The Board of Directors met eight times during fiscal year 2007. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served during 2007. The Board of Directors has separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors.

As a policy, we encourage our directors to attend our annual stockholder meetings. Our 2007 annual meeting was attended by Mr. Chasen, Mr. Gatti, Mr. Pittinsky and Dr. Raduchel.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of Mr. Cowan, Mr. Gatti, Mr. Kalinske, Mr. Novak, Dr. Raduchel or Ms. Kaplan has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by:

•	reviewing the financial reports provided by us to the SEC, our stockholders or the general public;

•	reviewing our internal financial and accounting controls;

•	evaluating and selecting our independent registered public accounting firm;

•	reviewing the audited consolidated financial statements;

•	discussing the adequacy of our internal controls and procedures with management and our independent registered public accounting firm;

•	supervising our relationship with our independent registered public accounting firm;

•	reviewing the scope of both audit and non-audit services and related fees; and

•	determining the independence of our independent registered public accounting firm.

The Audit Committee met seven times during 2007. Messrs. Gatti, Kalinske, and Novak currently serve on the Audit Committee and Mr. Gatti serves as chairperson. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Board has determined that all members of the Audit Committee are independent as defined under Rule 10A-3(b)(1)(ii) of the Exchange Act and all members of the Audit Committee fall under the safe harbor provision of Rule 10A-3(e)(1)(ii) of the Exchange Act. The Board has further determined that Mr. Gatti is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at http://investor.blackboard.com.

Compensation Committee

The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and employees and producing an annual report of the Compensation Committee on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders in accordance with applicable rules and regulations. The Compensation Committee also:

•	approves the salary, bonus and equity arrangements of our chief executive officer and other executive officers;

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto, including increases in the number of shares of common stock available for grant as stock options or otherwise thereunder; and

•	recommends, subject to approval by the entire Board of Directors, any director compensation plans.

The Compensation Committee met four times during 2007. Ms. Kaplan, Mr. Cowan and Dr. Raduchel currently serve on the Compensation Committee and Dr. Raduchel serves as chairperson. The Board has determined that all members of the Compensation Committee are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on our website at http://investor.blackboard.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by:

•	reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors;

•	establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and

•	establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to Blackboard and our stockholders.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may also retain external advisors, to identify or evaluate potential nominees to be considered for election to the Board of Directors. The Nominating and Corporate Governance Committee may, in its discretion, consider nominees recommended by stockholders. Candidates proposed by stockholders are evaluated using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for consideration by the Nominating and Corporate Governance Committee should submit the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected and evidence of the nominating stockholder’s ownership of our common stock at least 120 days prior to the next annual meeting to the Nominating and Corporate Governance Committee, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 1899 L Street NW, 11th Floor, Washington, D.C. 20036 or if after June 30, 2008 to Matthew H. Small, Corporate Secretary, Blackboard Inc., 650 Massachusetts Ave. NW, 1st floor, Washington, D.C. 20001. Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals.”

In accordance with the corporate governance guidelines adopted by the Board, the Nominating and Corporate Governance Committee identifies and selects potential nominees by using the principles and criteria described in the corporate governance guidelines, including the consideration of the following factors: compliance with the independence requirements under the NASDAQ Marketplace Rules and applicable law, the candidate’s reputation for integrity, honesty and adherence to high ethical standards, the candidate’s business acumen and experience, the existence of real or perceived conflicts of interest and the candidate’s ability to devote the time necessary to discharge his or her responsibilities as a director. While the Board has not established term limits, director membership is reviewed annually by the Nominating and Corporate Governance Committee and the Board has established a general policy that any director who reaches the age of 70 is expected to retire from the Board effective at the end of his or her term. Potential nominees should generally be able to serve for at least five years before reaching the age of 70. The Nominating and Corporate Governance Committee met two times during 2007. Ms. Kaplan and Messrs. Novak and Gatti currently serve on the Nominating and Corporate Governance Committee and Mr. Novak serves as chairperson. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on our website at http://investor.blackboard.com.

Communications from Stockholders to the Board

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, with the assistance of our chief legal officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Any stockholder wishing to communicate with any of our directors may write to the director, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 1899 L Street NW, 11th floor, Washington, D.C. 20036 or if after June 30, 2008 to Matthew H. Small, Corporate Secretary, Blackboard Inc., 650 Massachusetts Ave. NW, 1st floor, Washington, D.C. 20001. The corporate secretary will forward these communications directly to the director(s) specified or, if none is specified, to the chairman of the Board.

2007 DIRECTOR COMPENSATION

The following table provides information about the compensation of our non-employee directors for 2007.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)(2)(3)	($)

Joseph L. Cowan	$35,000	$47,368	$82,368
Frank R. Gatti	$70,000	$76,483	$146,483
Thomas Kalinske	$37,870	$47,368	$85,238
Beth Kaplan	$35,000	$47,368	$82,368
Arthur Levine(4)	$23,942	$6,639	$30,581
E. Rogers Novak, Jr.	$65,000	$76,483	$141,483
William Raduchel	$60,000	$73,915	$133,915

(1)	Represents the amount recognized for financial statement reporting purposes for 2007 in respect of outstanding option awards in accordance with SFAS No. 123 (revised 2005), “Share-Based Payment” (“SFAS 123R”), excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option awards reported in this column are discussed in Note 2, “Significant Accounting Policies” under “Accounting for Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	The amounts reported in the table above for these awards may not represent the amounts that the director will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the future stock price and the director’s continued service.

(3)	Our non-employee directors held stock options to purchase an aggregate of 76,650 shares of our common stock as of December 31, 2007 consisting of the following amounts Mr. Cowan (12,000), Mr. Gatti (12,250), Mr. Kalinske (12,000), Ms. Kaplan (12,000), Mr. Novak (14,700), and Dr. Raduchel (13,700). During 2007, Messrs. Kalinske and Cowan and Ms. Kaplan each received a grant of 12,000 stock options with an initial grant value calculated in accordance with SFAS 123R of $210,065, excluding estimates of forfeitures. Dr. Raduchel and Messrs. Gatti and Novak each received a grant of 6,000 stock options with an initial grant value calculated in accordance with SFAS 123R of $98,971, excluding estimates of forfeitures.

(4)	Dr. Levine was a director until June 2007.

Director Compensation

Under our outside director compensation policy, each non-employee director will be paid an annual retainer of $50,000. The chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be paid an additional annual retainer of $20,000, $10,000 and $10,000 respectively. Non-chair members of the Audit Committee will be paid an annual retainer of $5,000 and non-chair members of the Compensation Committee and Nominating and Corporate Governance Committee do not receive additional retainers. A non-executive chairman of the Board will be paid an additional annual retainer of $20,000, $4,000 per meeting day for in-person meetings of the Board and $2,000 per telephonic meeting of the Board. The cash retainers are paid quarterly in arrears. Upon election or nomination to our Board of Directors, new non-employee directors will receive an option grant to purchase 12,000 shares of our common stock with a three-year vesting period. On June 15 of each year, each non-employee director who has served for at least six months will receive an option grant to purchase 6,000 shares of our common stock which vests in full on May 1 of the following year. The exercise price of the option grants will be the fair market value of the common stock on the date of the grant.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Blackboard’s financial reporting process on behalf of the Board of Directors. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Blackboard’s financial reporting, internal controls and audit functions. A copy of the charter is available on our website at http://investor.blackboard.com. Management is responsible for the preparation, presentation and integrity of Blackboard’s consolidated financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP (“E&Y”), Blackboard’s independent registered public accounting firm, is responsible for performing independent audits of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has reviewed Blackboard’s audited consolidated financial statements for the year ended December 31, 2007 and has discussed these consolidated financial statements with Blackboard’s management and E&Y.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of Blackboard’s consolidated financial statements. The Audit Committee discussed with Blackboard’s management and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee reviewed with E&Y its judgments as to the quality, not merely the acceptability, of Blackboard’s accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosure in Blackboard’s consolidated financial statements and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee met with E&Y, with and without management present, to discuss the results of their examinations, their evaluations of Blackboard’s internal controls, and the overall quality of Blackboard’s financial reporting.

In addition, the Audit Committee has discussed with E&Y its independence from management and Blackboard and considered the compatibility of non-audit services with E&Y’s independence. The Audit Committee has also received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In accordance with Audit Committee policy and the requirements of applicable law, all services to be provided by E&Y are pre-approved by the Audit Committee including audit services, audit-related services, tax services and other services.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Blackboard’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee.

AUDIT COMMITTEE

Frank R. Gatti, Chair
Thomas Kalinske
E. Rogers Novak, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

The objectives of Blackboard’s executive compensation program are as follows:

•	support the attainment of Blackboard’s short- and long-term financial and strategic objectives by attracting, retaining and motivating the talented executives needed to attain such objectives;

•	align interests of executive officers and shareholders by tying realized compensation directly to changes in shareholder value;

•	motivate and reward executives for continuous improvement in earnings and growth in stockholder value;

•	be performance-based, with variable pay constituting a significant portion of total compensation;

•	provide differentiated pay based on an executive’s contributions to company performance; and

•	maximize the financial efficiency of the overall program from a tax, accounting and cash flow perspective.

Role of the Compensation Committee and Management in Executive Compensation

The Compensation Committee of our Board of Directors determines the total compensation of our CEO, all other executive officers and selected operations executives and is responsible for the review, establishment and approval of:

•	executive compensation and benefits strategy, programs and policies including goals and objectives;

•	salary, annual bonus, equity-based compensation and other remuneration for executive officers and selected operations executives;

•	company incentive-compensation plans and equity-based plans; and

•	making recommendations to the full Board regarding director compensation.

In determining total compensation, the Compensation Committee reviews the performance of Blackboard against a set of comparable companies, which it determines with its independent consultant after input from management, and pre-defined objectives, assesses the performance of the individual, and confers with an independent consultant about compensation for comparable executives in the high-tech industry. The Compensation Committee also receives the CEO’s recommendations on compensation for executive officers other than himself and consults with the other members of the Board of Directors. Membership of the Compensation Committee is determined by our Board of Directors and consists entirely of independent directors. The Compensation Committee chair regularly reports on Committee actions and recommendations at Board meetings. The Compensation Committee has a charter that it follows in carrying out its responsibilities which is available to stockholders on our website at http://investor.blackboard.com. Decisions in the annual compensation review are made by the Compensation Committee in executive session without management present.

The CEO meets periodically with the Compensation Committee to review compensation policies and specific levels of compensation paid to executive officers and other key personnel. In addition, the CEO makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual bonus targets and long-term compensation awards for executive officers other than himself. During Compensation Committee meetings, management presents topical issues for discussion and education as well as specific recommendations for review. Certain executive officers, including the CEO and CLO, attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, and provide input from management including legal and finance considerations.

The Compensation Committee has the authority to retain and terminate outside advisors to assist it in evaluating actual and proposed compensation for our executive officers. In 2006 and 2007, the Compensation

Committee hired Hewitt Associates to advise on executive compensation matters. The Compensation Committee has delegated to the CEO the ability to periodically grant stock options to employees who are not Section 16 officers. These grants are generally for new hires, promotions and annual grants and cannot exceed certain levels established by the Compensation Committee. All such grants issued pursuant to this delegation of authority are reported to the Compensation Committee following the grant date and grants to non-Section 16 officers who are senior vice presidents or higher are reported to the Compensation Committee prior to the grant date. The Compensation Committee regularly reviews these grants with the CEO.

Executive Compensation Program Summary

To help us achieve our executive compensation objectives, we strive to offer our executive officers compensation and benefits that are attractive and competitive in the marketplace for talent. The key components of compensation provided to our executive officers are:

•	annual salaries,

•	cash incentive bonuses based on performance measured against specific measures,

•	long-term equity compensation,

•	long-term cash incentive compensation for the CEO, and

•	employee benefits and perquisites.

The Compensation Committee considers total compensation when setting the compensation of the executive officers. The Compensation Committee reviews each executive officer’s total compensation package generally on an annual basis. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive officer’s total compensation.

Compensation for executive officers is generally reviewed annually and at other times if an executive officer’s responsibilities have materially changed. In its annual review, the Compensation Committee generally assesses executive compensation in a series of meetings cumulating in a final determination in the first quarter of each year. Following such reviews, the Compensation Committee determines the amount of any adjustments to base salary, annual incentives and long-term incentives, the criteria for achieving annual and long-term incentives and the attainment of prior period incentive awards. The Compensation Committee has the discretion to adjust compensation outside of annual reviews, including performance measure targets, as it deems appropriate. On occasion, the Compensation Committee may grant stock options or other equity incentives to executives at other times during the year such as in connection with new hires or promotions.

Factors Considered

In determining compensation levels, the Compensation Committee assesses both (i) company performance factors and (ii) individual factors as they apply to each executive officer. The Compensation Committee believes that it is important to consider both company performance relative to the performance of comparable companies and each officer’s individual circumstances.

Company performance factors considered by the Compensation Committee include:

•	Revenue growth,

•	Market capitalization and total stockholder return, and

•	Non-GAAP earnings.

Individual compensation factors considered by the Compensation Committee include:

•	Compensation paid to comparable executive officers at peer group companies,

•	Scope and strategic impact of the executive officer’s responsibilities,

•	Performance and experience of the individual,

•	Past salary levels of the individual and of the executive officers as a group,

•	Amount of base salary in the context of the individual’s total compensation and other benefits, and

•	For each executive officer other than the CEO, the evaluations and recommendations of the CEO.

The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors. In the 2007 and 2008 compensation reviews, the Compensation Committee noted the relative performance of the company to the selected peer group and determined that it was appropriate to target total compensation including bonus opportunity in the top quartile of the peer group.

Compensation Analysis

Competitive Benchmarking

The peer group companies referenced by the Compensation Committee have consisted primarily of software companies with comparable revenues and market capitalizations as Blackboard’s. Annually the Compensation Committee determines whether it would be appropriate to adjust the peer group to maintain its applicability to Blackboard. This process is designed to keep the peer group generally stable but also to reflect changes in (1) some peer group companies’ revenue, market capitalization and/or status as independent publicly-traded companies and (2) Blackboard’s growth in revenue and market capitalization. The benchmark analysis is performed by the independent consultant to the Compensation Committee, and where data is obtained from management, it is independently verified by the consultant.

In 2007, the peer group companies consisted of the following 26 companies: Advent Software, Inc., Allscripts Healthcare Solutions, Inc., Altiris, Inc., Ansys, Inc., Blackbaud, Inc., Concur Technologies, Inc., DealerTrak, Inc., eCollege.com, Epicor Software Corporation, EPIQ Systems, Inc., Informatica Corporation, Manhattan Associates, Inc., MicroStrategy, Inc., Open Solutions Inc., Proquest Company, Quest Software Inc., Renaissance Learning Inc., RightNow Technologies Inc., Sonic Solutions, Tibco Software, Inc., Trizetto Group, Inc., Ultimate Software Group, Inc., Vignette Corporation, WebSense, Inc., WebEx Communications Inc. and Witness Systems Inc. This group represented publicly-traded enterprise software companies with annual revenues generally in the range of $100 million to $300 million and was utilized in determining executive compensation for 2007.

In the fall of 2007, following the review by the Compensation Committee and in consultation with Hewitt Associates, the companies in the 2008 peer group were revised to consist of the following 21 companies: Advent Software, Inc., Allscripts Healthcare Solutions, Inc., Ansys, Inc., Blackbaud, Inc., Concur Technologies, Inc., DealerTrack Holdings, Inc., Digital River, Inc., Epicor Software Corporation, EPIQ Systems, Inc., Equinix, Inc., Informatica Corporation, Manhattan Associates, Inc., MicroStrategy, Inc., Renaissance Learning, Inc., RightNow Technologies Inc., SPSS, Inc., Tibco Software Inc., The Trizetto Group, Inc., Ultimate Software Group, Inc., Vignette Corporation and Websense, Inc. The changes in the peer group were due primarily to the increase in Blackboard’s revenue and market capitalization as well as the cessation of certain peer group companies to operate as independent publicly-traded companies. The revised peer group was utilized in determining executive compensation for 2008.

To supplement the peer group benchmarks, and for positions where the peer group data was insufficient to establish a benchmark, the Compensation Committee also obtained data from two proprietary sources: for both the 2007 and 2008 analyses, Culpepper and Associates, Inc., a compensation advisory firm focused on high-tech companies, and for only the 2008 analysis, Radford, a division of Aon Corporation, a human capital consulting firm. The Culpepper database consists of compensation data from over 750 companies. Blackboard also uses the Culpepper database to set compensation benchmarks for its general U.S. employee base. Benchmarks for the required positions were established using the same methodology as is used for general employee salary benchmarking and consisted of data for companies in the Culpepper database with revenues comparable to Blackboard. The Radford Executive Survey was utilized as an additional source of market information for technology companies. The Compensation Committee considered the market data for companies within two revenue ranges: $100 million to $300 million and $200 million to $500 million.

While the supplemental published survey data is an important additional source of information, the Compensation Committee relies more heavily on the publicly-traded peer group data. The Compensation Committee is generally able to obtain financial performance information for our publicly-traded peer group companies which enables the Compensation Committee to consider the compensation levels of the peer group executive officers relative to the actual financial performance of their respective companies. As the Compensation Committee desires to align executive compensation with Blackboard’s financial performance, the publicly-traded peer group data provides the most useful and relevant information for the Compensation Committee to consider.

Company performance factors

The Compensation Committee has historically considered the changes in revenue, market capitalization and non-GAAP earnings for its comparisons as they are widely available metrics which provide the greatest level of comparability across companies. Blackboard performed favorably versus both the 2007 and 2008 peer groups, significantly exceeding the median in each of the three financial metrics. In addition to these quantitative measures, the Compensation Committee also considered the fact that a number of companies which were in the 2007 peer group, or which had been considered for the 2008 peer group, became ineligible due to acquisition, delinquency of SEC reporting and/or stock exchange delisting.

The Compensation Committee believes that if Blackboard can outperform the peer group median in financial performance, the executive officers should receive compensation above the estimated median level of total cash compensation paid by the peer group companies to executive officers performing comparable functions. In addition, the Compensation Committee believes that the competition for executive talent in our industry is significant and that the cost to replace executive officers is substantial thus reinforcing the importance that we retain our executive officers. Finally, as it becomes more costly relative to cash to grant equity incentives, the Compensation Committee believes that it is appropriate to ensure that the cash component of total compensation remains competitive.

Previously, for the 2007 compensation review, the Compensation Committee targeted total compensation at the 75th percentile of the comparable peer group compensation, with adjustments for individual officers as appropriate. In the 2008 compensation review, the Compensation Committee elected to target total compensation at or above the 75th percentile. In both years, these represent only a general guideline as the Compensation Committee set each officer’s total compensation higher or lower than the 75th percentile based on factors described below under the heading “Elements of Compensation.” In increasing target cash compensation of our executive officers, the Compensation Committee considered the fact that Blackboard has continued to perform significantly ahead of the median in growth in revenue, non-GAAP earnings and market capitalization in 2007. The Compensation Committee also considered its qualitative assessments of the company’s performance based on their direct experience and feedback from other Board members. Overall, Blackboard’s strong performance in 2007 and recent prior years was a significant factor in the Compensation Committee’s decision to set 2008 executive compensation generally in the top quartile of comparable companies.

Individual compensation determinations

The following table presents the approved 2007 and 2008 cash compensation approved for our named executive officers:

					% of Bonus Based on
	2007 Annual	2007 Target	2008 Annual	2008 Target	Company	Individual
Executive Officer	Salary	Bonus	Salary	Bonus	Performance	Goals

Michael L. Chasen(1)	$500,000	100% of	$550,000	100% of	100%	0%
CEO & President		annual salary		annual salary
Michael J. Beach	$325,000	50% of	$375,000	50% of	75%	25%
CFO & Treasurer		annual salary		annual salary
Matthew H. Small	$325,000	50% of	$375,000	50% of	75%	25%
CLO & Secretary		annual salary		annual salary
Peter Segall	$300,000	50% of	$375,000	50% of	50%	50%
President North America Higher Education & Operations		annual salary		annual salary
David Sample	$225,000	100% of	$225,000	100% of	25%	75%
SVP Global Sales		annual salary		annual salary

(1)	In addition to the target bonuses listed, Mr. Chasen was granted additional target long-term incentive opportunity of $500,000 in 2007 and $550,000 in 2008, as described in greater detail below under “CEO Long-term Cash Incentive Bonus.”

*	Matthew L. Pittinsky resigned as an executive officer of the company on March 1, 2008.

Cash Compensation.  Other than the CEO, cash compensation is comprised of an executive officer’s base salary and target annual incentive bonus. The Compensation Committee seeks to ensure that total target cash compensation is competitive for each executive officer. Base salary is generally set with reference to the market practice for comparable positions at the surveyed peer companies and the factors described above. The balance is delivered through an annual bonus incentive tied to both company and individual goals. To ensure a strong link between executive pay and Blackboard’s performance, the annual bonus incentive will generally be a significant proportion of an executive officer’s total target cash compensation. As described above, in both the 2007 and 2008 compensation reviews, the Compensation Committee established a general objective of compensating our executive officers at the 75th percentile of our peer group with adjustments higher or lower for each individual.

Based on this assessment and a strong performance record over the past several years, the Compensation Committee approved increases to the total target cash compensation of Mr. Chasen and Mr. Beach to be near the 75th percentile of the revised peer group and comparator groups for the CEO and CFO positions, respectively in each of 2007 and 2008. Mr. Segall’s and Mr. Small’s target cash compensation was also increased for 2008 to be equal to that of Mr. Beach’s. This compensation structure was adopted by the Compensation Committee rather than one focused on their job titles alone as the adopted structure was more reflective of the Compensation Committee’s assessment that their respective contributions to the company were comparable and that they shared similar roles at Blackboard as senior executive management for the company, together with the CEO. In 2007, Mr. Segall’s salary and target bonus were increased to $300,000 and 50% of annual salary, respectively, in line with his promotion in the fall of 2006 to president of our North America higher education business and operations. His salary and target bonus for 2008 placed him at approximately the 75th percentile of similar positions, while the increase for Mr. Small placed him significantly ahead of the 75th percentile of total cash compensation for chief legal officers, which again is more reflective of his role and contributions than his title. Mr. Sample’s target cash compensation was set at approximately the median of the peer group for comparable positions, with below median base salary and above median target bonus, which the Compensation Committee believes is a structure which appropriately aligns Mr. Sample with company sales performance and which results in his target bonus representing larger proportion of target cash compensation than the other executive officers. Mr. Pittinsky’s base salary for 2007 was set at $250,000. Due to the fact that Mr. Pittinsky reduced his involvement in day-to-day operations of the company, the Compensation Committee reduced his target bonus from 50% of base salary in 2006 to 20% of base salary in 2007. Further, on March 1, 2008, Mr. Pittinsky resigned as an executive officer of Blackboard. He remains a director and chairman of our Board of Directors and is eligible for compensation under our outside director compensation plan but is no longer an employee of the company and is not eligible for executive compensation.

Structure of Annual Incentive Bonus.  Blackboard’s annual incentive bonus program is designed to motivate and reward executives for their contribution to Blackboard’s performance. In both 2007 and 2008, bonus awards were based on (1) company performance measures, and (2) for executive officers other than the CEO, certain individual performance goals. In 2007, the company performance measures were total revenues (25%) and adjusted non-GAAP earnings excluding amortization of acquired intangibles and the associated tax impact (75%). These company performance measures were utilized because the Compensation Committee believes that they are metrics which directly drive shareholder value and are viewed by our investors as key measures of our performance. The bonus attributable to the company performance measures could be awarded at between 0% and 200% of the target depending on our actual financial performance and is calculated using a formula established by the Compensation Committee.

In addition, in 2007 all of our executive officers had a portion of their target bonus ranging from 25% to 75% based on individual performance goals, except the CEO and chairman, whose target bonuses were based entirely on company financial measures. The Compensation Committee continues to utilize the individual goals to ensure that the executive officers are focused on department- or function-specific objectives in addition to company objectives. Mr. Segall and Mr. Sample have annual incentive bonuses which are more heavily weighted to individual performance goals due to their direct responsibilities overseeing sales; accordingly, their individual goals are predominantly related to new sales targets in their areas of operation.

For fiscal year 2008, the Compensation Committee approved a bonus program which was substantially the same as the 2007 program. Each officer’s target bonus is comprised of a company performance portion and an individual performance goal portion as reflected in the table above. The 2008 company performance measures will be based on total revenues (25%) and a non-GAAP earnings metric of total income excluding amortization of acquired intangibles and the associated tax impact (75%). As in 2007, the bonus attributable to the company performance measures can be awarded at between 0% and 200% of the target bonus depending on our actual financial performance based on a formula established by the Compensation Committee. The portion of each executive’s bonus related to company performance will be paid out at 100% of the target amount if we achieve the financial targets set forth in the 2008 budget approved by our Board of Directors, which the Compensation Committee believes helps to ensure that management is aligned with the company’s operating plans. The company performance portion of each officer’s bonus can be paid out at above or below 100% of the target amount on a sliding scale if we achieve a level above or below our 2008 budget targets. Adjustments for over- or under-performance in each measure are calculated as follows:

Attainment of Company Performance Portion of Annual Incentive Bonus

Attainment Level of Performance Measure	Bonus Payout

80% or below attainment	zero bonus contribution
120% or greater attainment	200% of target bonus
From 80% to 120% attainment	Straight line interpolation between 0% and 200% of target bonus

To earn the maximum bonus of 200% of the target bonus, we would need to over-perform in both revenue and the non-GAAP earnings by at least 20% over the 2008 budget amounts. We believe that it would be very difficult to achieve the financial performance corresponding to a payout of 200% of the company performance bonus. For comparison, the Compensation Committee believes that the financial targets for 2007 and 2008 were set at a similar level of difficulty; in 2007 the revenue target was exceeded by 1.4% and the non-GAAP earnings metric was exceeded by 2.5% resulting in a total company performance attainment of approximately 111% of target.

CEO Long-term Cash Incentive Bonus.  Beginning in 2007, the Compensation Committee introduced an additional long-term cash incentive component to the CEO’s compensation to provide a specific incentive for organic revenue growth. In 2007, Mr. Chasen was provided an additional target cash incentive opportunity of $500,000 payable in two tranches based on performance: 50% based on revenue performance in 2008 and 50% based on revenue performance in 2009. The Compensation Committee has set target revenue levels, as well as minimum and maximum target revenue levels, for each of the years of 2008 and 2009.

In 2008, the Compensation Committee provided another long-term target cash incentive opportunity to the CEO of $550,000, also payable in two tranches based on performance: 50% based on revenue performance in 2009 and 50% based on revenue performance in 2010. For both the 2007 and 2008 awards, Mr. Chasen can earn between 0% and 300% of the target bonus depending on our revenue performance in reference to the minimum, target and maximum revenue levels. Adjustments for over- or under-performance are calculated as follows:

Attainment of CEO Long-Term Cash Incentive Bonus

Attainment Level of Performance Measure	Bonus Payout

95% or below attainment	zero bonus contribution
Between 95% and 100% attainment	straight line interpolation between 0% and 100% of target bonus
Between 100% and 105% attainment	straight line interpolation between 100% and 200% of target bonus
Between 105% and 110% attainment	straight line interpolation between 200% and 300% of target bonus
Above 110% attainment	300% of target bonus

In determining the attainment levels for this incentive, growth from acquisitions and certain other factors are excluded. We believe that the target revenue levels in each year is reasonably attainable and represent a growth rate from the starting revenue levels which would be beneficial for our stockholders. However, we believe that it would be very difficult for Mr. Chasen to earn the maximum bonus which would require outperformance of 10% above the target levels. The Compensation Committee believes that providing compensation to the CEO based on this longer-term performance measure provides appropriate incentives to ensure that Blackboard’s strategic and operational plans are designed to drive long-term success.

Long-Term Incentive Awards.  The Compensation Committee believes that equity participation by the executive officers (1) aligns the interests of executive officers with those of our stockholders by directly linking compensation and stockholder value, (2) gives executive officers a significant, long-term interest in Blackboard’s success and (3) helps retain key executives in a competitive market for executive talent. Long-term incentive compensation for executive officers in 2007 consisted solely of stock options and in 2008 were primarily stock options with the balance in restricted stock. Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement and our Amended and Restated 2004 Stock Incentive Plan (our “2004 Plan”). We have a policy of granting stock options and other equity grants only on established grant dates and consequently, grants are made effective on the next scheduled grant date. Currently, we make equity grants on the 15th of each calendar month and on April 1 of each year for annual stock option grants to employees other than our executive officers. Equity grants to executive officers are made on February 15th of each year. The exercise price of the stock options we grant is the fair market value of Blackboard’s common stock based on the closing price of our common stock on the date of grant. As a result, any value that an executive receives from a stock option is solely the result of increases in the value of Blackboard stock which benefits all of our stockholders. Stock options granted to executive officers in 2007 generally vested 25% on the first anniversary and 75% in equal monthly installments for the following three years. Stock options granted to executive officers in 2008 vest over a four-year period in equal monthly installments.

The Compensation Committee generally grants an initial stock option award to executive officers at the time they commence employment, and the Compensation Committee may make additional equity grants from time-to-time, as it deems appropriate, typically on an annual basis. When establishing equity grant levels, the Compensation Committee generally considers (i) the executive’s experience and level of current and potential job responsibility, (ii) the equity grants awarded by the peer group companies to executives in similar positions; (iii) the importance of long-term retention of the executive; (iv) the CEO’s recommendations, except with respect to his own stock option grants, (v) the retention value in existing long-term equity for that executive and (vi) the total compensation paid to that executive.

In February 2007, the Compensation Committee approved the following stock option grants: Mr. Chasen (170,000), Mr. Pittinsky (40,000), Mr. Beach (40,000), Mr. Small (90,000) and Mr. Segall (40,000).

In determining the 2007 and 2008 equity grant levels, the Compensation Committee considered the level of grants made by the peer group companies to gauge the appropriateness of our equity compensation program. The Compensation Committee considered both the absolute number of shares granted and the cost of those grants as required to be recognized as expense in accordance with SFAS 123R, the accounting rule which determines how the cost of equity grants will be reflected in financial statements prepared under generally accepted accounting principles. In both years, the Compensation Committee targeted at or above the 75th percentile of the peer group. In 2008, the resultant grant values were slightly to significantly above the 75th percentile of the peer group because of the addition of the special restricted stock retention grants described below which the Compensation Committee would not expect to be made on an annual basis.

2008 Incentive Grants

In February 2008, following the analysis described above, the Compensation Committee approved the following stock option grants: Mr. Chasen (100,000), Mr. Beach (45,000), Mr. Small (45,000) and Mr. Segall (45,000).

From time to time, the Compensation Committee will also consider special equity incentive awards from year to year when deemed appropriate for performance or specific retention requirements. The Compensation Committee expects that these awards would not ordinarily be made every year and that when made for long-term retention, they will typically have delayed vesting as compared to our stock option grant practices, as their value to the company is in driving retention. In February 2008, the Compensation Committee determined that it would be appropriate to grant restricted stock to establish additional long-term equity incentives for certain recipients. Mr. Chasen, Mr. Beach, Mr. Small and Mr. Segall received grants of 20,000, 10,000, 10,000, and 10,000 shares of restricted stock, respectively. These restricted stock grants vest 30% on the second anniversary, an additional 30% on the third anniversary and 40% on the fourth anniversary of the initial grant date. While the Compensation Committee currently believes that stock options should be the primary long-term equity incentive vehicle, these grants of restricted stock serve to provide meaningful equity incentives which will have a more stable value which, together with the rest of the compensation elements, provide a compensation package which will have retention value in a variety of possible future scenarios. The Compensation Committee reviews the long-term equity incentive program from time-to-time and makes adjustments as it deems appropriate taking into account corporate and market trends, tax and accounting considerations and company compensation objectives.

At this time, the Compensation Committee has not adopted a minimum stockholding requirement for our directors and executive officers but may do so in the future. Our Board of Directors has adopted an insider trading policy which prohibits executive officers and directors from short sales of our stock and from purchases or sales of puts or calls in our securities for speculative purposes.

Employee Benefits and Perquisites.  We provide our executive officers with certain personal benefits and perquisites, which have been reviewed and approved by the Compensation Committee. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in attracting and retaining talented executives. The executive officers participate in our 401(k) plan under the same rules that apply to other U.S. employees. In 2007, all participants in our 401(k) plan were eligible for a matching contribution from us of 33% of contributions up to 6% of the participants’ pay. Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered by comparable companies. We also pay for supplemental long-term disability insurance premiums for our executive officers. Executive officers may also be reimbursed for up to $6,000 per year in health and fitness expenses such as gym memberships. We have also reimbursed the relocation expenses of certain executives we have asked to re-locate offices.

Executive Severance and Change-in-Control Agreements

We have change-in-control provisions in our 2004 Plan and these provisions apply equally to all participants in the 2004 Plan, including our executive officers. The change-in-control provisions were adopted to ensure that in the event we are considering a change-in-control transaction, the transaction is neutral to the employees’ economic interests as the employees would likely not be in a position to influence performance and may not be in a position to vest in their equity awards following a change-in-control. The 2004 Plan provides that the vesting of outstanding stock option grants to employees will be accelerated by one year in the event of a change-in-control. Our 1998 Amended and Restated Stock Incentive Plan does not provide for acceleration of vesting in the event of a change-in-control. In addition, certain of our executive officers’ and other key employees’ stock option agreements and restricted stock agreements provide for 12 to 24 additional months acceleration of vesting subsequent to a change-in-control in the event that such person is terminated or constructively terminated during the first year following the change-in-control.

Certain of our executive officers have employment agreements which provide for severance pay in the event of termination of their employment with us in certain situations. These provisions provide for severance of one year salary or less, certain bonus amounts and certain other benefits such as payment of health insurance premiums. For more information, please read the section “Potential Payments Upon Termination or Change-In-Control.”

The stock option agreements and restricted stock agreements approved by the Compensation Committee for our executive officers provide for 12 months’ acceleration of vesting in the event of a change-in-control. In addition, our CEO, CFO and CLO are entitled to (1) an additional 24 months’ acceleration of vesting in the event that they are terminated or constructively terminated within 12 months of a change-in-control and (2) 12 months’ acceleration of vesting if, other than in connection with a change-in-control, their employment is terminated without cause or due to death or disability.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and other officers whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the four most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, Blackboard structures and administers its equity grants in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to all awards granted under Blackboard’s stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Blackboard and its stockholders, after taking into consideration company performance and business conditions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, the members of the Compensation Committee were Dr. Raduchel, Mr. Cowan, Ms. Kaplan and Dr. Levine, none of whom was a current or former officer or employee of Blackboard and none of whom had any related person transaction involving Blackboard. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other entity.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted by the Compensation Committee.

THE COMPENSATION COMMITTEE

William Raduchel, Chair
Joseph L. Cowan
Beth Kaplan

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation for the fiscal year ended December 31, 2007 that we paid to our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

				Non-Equity
				Incentive Plan	All Other
	Fiscal	Salary	Option Awards	Compensation	Compensation		Total
Name and Principal Positions(s)	Year	($)	($)(1)	($)(2)	($)		($)
Michael L. Chasen	2007	$487,499	$1,863,287	$555,194	$9,922	(5)	$2,915,902
Chief executive officer, president and director	2006	350,000	861,587	523,272	5,798	(3)	1,740,657

Matthew L. Pittinsky	2007	249,583	414,143	55,519	5,908	(4)	725,153
Chairman and director	2006	245,000	247,972	183,145	5,253	(4)	681,370

Michael J. Beach	2007	319,583	700,349	175,954	8,728	(5)	1,204,614
Chief financial officer and treasurer	2006	205,833	256,892	102,785	4,624	(4)	570,134

Matthew H. Small	2007	317,917	639,799	175,954	6,336	(3)	1,140,005
Chief legal officer and secretary	2006	232,083	211,155	171,982	5,297	(3)	620,517

Peter Segall	2007	295,833	455,544	115,049	135,942	(6)	1,002,368
President, North America higher education & operations

(1)	Represents the amount recognized for financial statement reporting purposes for 2007 in respect of outstanding option awards in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option awards reported in this column are discussed in Note 2, “Significant Accounting Policies” under “Accounting for Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on the future stock price and the named executive officer’s continued employment. Additional information on all outstanding stock awards is reflected in the 2007 Outstanding Equity Awards at Fiscal Year-End table.

(2)	All amounts are reported in the year earned, regardless of when they are paid.

(3)	Consists of supplemental long-term disability insurance premiums, health benefits and 401(k) matching contributions paid by us for the benefit of the named executive officer.

(4)	Consists of supplemental long-term disability insurance premiums and 401(k) matching contributions paid by us for the benefit of the named executive officer.

(5)	Consists of supplemental long-term disability insurance premiums, 401(k) matching contributions paid by us for the benefit of the named executive officer and reimbursement of travel expenses of the named executive officer’s spouse to a company event.

(6)	Consists primarily of release to the named executive officer of escrowed merger proceeds from WebCT acquisition upon expiry of escrow provisions payable to the officer for his WebCT stock options, plus accumulated interest ($53,284), the provision of corporate housing to the named executive officer ($49,640) and the associated tax gross up ($23,093). Also consists of supplemental long-term disability insurance premiums, health benefits paid by us for the benefit of the named executive officer and reimbursement of travel expenses of the named executive officer’s spouse to a company event.

2007 GRANTS OF PLAN-BASED AWARDS

The following table sets forth grants of stock options during the fiscal year ended December 31, 2007 to the each of the named executive officers.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
							All Other Option
							Awards: Number	Exercise or	Grant Date
							of Securities	Base Price	Fair Value
							Underlying	of Option	of Stock and
	Type of	Grant	Approval	Threshold	Target	Maximum	Options	Awards	Option
Name	Grant*	Date	Date	($)	($)	($)	(#)	($/Sh)(1)	Awards(2)

Michael L. Chasen	AIB	2/5/2007	2/5/2007	—	$500,000	$1,000,000	—	—	—
	SO	2/15/2007	2/5/2007	—	—	—	170,000 (3)	$32.65	$2,532,881
	LTCI	2/5/2007	2/5/2007	—	$500,000	$1,500,000

Matthew L. Pittinsky	AIB	2/5/2007	2/5/2007	—	$50,000	$100,000	—	—	—
	SO	2/15/2007	2/5/2007	—	—	—	40,000 (3)	$32.65	$595,972
Michael J. Beach	AIB	2/5/2007	2/5/2007	—	$162,500	$284,375	—	—	—
	SO	2/15/2007	2/5/2007	—	—	—	40,000 (3)	$32.65	$595,972

Matthew H. Small	AIB	2/5/2007	2/5/2007	—	$162,500	$284,375	—	—	—
	SO	2/15/2007	2/5/2007	—	—	—	90,000 (3)	$32.65	$1,340,937

Peter Segall	AIB	2/5/2007	2/5/2007	—	$150,000	$225,000	—	—	—
	SO	2/15/2007	2/5/2007	—	—	—	40,000 (3)	$32.65	$595,972

*	Type of grant: SO (stock option); AIB (annual incentive bonus); LTCI (long term cash incentive opportunity)

(1)	The stock options shown in this table were granted at an exercise price equal to the fair market value of our common stock on the date of grant as determined using the closing price of the trading day.

(2)	The fair value of the option awards were determined in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based conditions. The assumptions made in valuing option awards reported in this column are discussed in Note 2, “Significant Accounting Policies” under “Accounting for Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	The options have a term of 8 years from the date of grant and become exercisable over four years, 25% on the first anniversary of the applicable vesting commencement date and the remainder in 36 equal monthly installments.

Employment Agreements

Mr. Chasen, our chief executive officer and president, serves pursuant to the terms of an employment agreement dated November 14, 2005. The initial term of Mr. Chasen’s agreement began on November 14, 2005 and ends on November 14, 2009. The agreement automatically renews for successive one-year periods unless either we or Mr. Chasen provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Chasen will be entitled to an annual base salary, subject to periodic review and adjustment by our Board of Directors. He will also be eligible to receive an annual bonus based on performance targets set by our Board of Directors. If we terminate Mr. Chasen’s employment without cause (as defined in the agreement) or Mr. Chasen terminates his employment with good reason (as defined in the agreement), then we will be required to pay $999,999 to Mr. Chasen. During his employment with us and for one year following the termination of his employment, Mr. Chasen will be subject to certain non-solicitation and non-competition restrictions.

Mr. Pittinsky, our chairman, served pursuant to the terms of an employment agreement dated November 14, 2005. The initial term of Mr. Pittinsky’s agreement began on November 14, 2005 and ended on March 1, 2008 upon his resignation as an employee of the company. Under the agreement, Mr. Pittinsky was entitled to an annual base salary and bonus, subject to periodic review and adjustment by our Board of Directors. For one year following the termination of his employment, Mr. Pittinsky will be subject to certain non-solicitation and non-competition restrictions. Mr. Pittinsky continues to serve as the chairman of our Board of Directors.

Mr. Beach, our chief financial officer and treasurer, serves pursuant to the terms of an employment agreement dated September 1, 2006. The initial term of Mr. Beach’s agreement was one year and the agreement automatically renews for successive one-year periods unless either we or Mr. Beach provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Beach will be entitled to an annual base salary, subject to periodic review and adjustment by our Board of Directors. He will also be eligible to receive an annual bonus based on performance targets set by our Board of Directors. If we terminate Mr. Beach’s employment without cause (as defined in the agreement) or Mr. Beach terminates his employment with good reason (as defined in the agreement), then we will be required to pay to Mr. Beach his annual base salary and pay for up to 12 months’ COBRA premiums. During his employment with us and for one year following the termination of his employment, Mr. Beach will be subject to certain non-solicitation and non-competition restrictions.

Mr. Small, our chief legal officer and secretary, serves pursuant to the terms of an employment agreement dated January 26, 2004. The initial term of the agreement was two years, and unless terminated pursuant to its terms, the agreement renews automatically for additional one-year terms unless either we or Mr. Small provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Small is entitled to an annual base salary, subject to periodic review and adjustment by our Board of Directors. He will also be eligible to receive to an annual bonus based on performance targets set by our Board of Directors. If we terminate Mr. Small’s employment without cause (as defined in the agreement), he terminates his employment for good reason (as defined in the agreement) or his employment agreement is not renewed, Mr. Small is entitled to a cash payment equal to one year of his annual base salary, earned bonus through the end of the then-current quarter, expense reimbursements and fringe benefits, in a lump sum or in accordance with normal payroll practices, at our election. He is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of 12 months.

Mr. Segall, our president of North America higher education and operations, serves pursuant to the terms of an employment agreement dated September 1, 2006. The initial term of Mr. Segall’s agreement was one year and the agreement automatically renews for successive one-year periods unless either we or Mr. Segall provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Segall will be entitled to an annual base salary, subject to periodic review and adjustment by our Board of Directors. He will also be eligible to receive an annual bonus based on performance targets set by our Board of Directors. If we terminate Mr. Segall’s employment without cause (as defined in the agreement) or he resigns with good reason (as defined in the agreement) then we will be required to pay to Mr. Segall his annual base salary for 12 months and pay for up to 12 months’ COBRA premiums. If Mr. Segall resigns for any reason other than good reason and his termination date is during the twelve (12) month period beginning March 1, 2008 and he provides 90 days’ notice of such resignation, then Blackboard will pay Mr. Segall his base salary as of November 27, 2007, for twelve (12) months, except that severance amount shall be reduced by one month for every month after March 1, 2008 that Mr. Segall remains employed. This provision represents a phase-out of the severance payment provided to Mr. Segall in connection with the completion of the merger with WebCT. During his employment with us and for two years following the termination of his employment, Mr. Segall will be subject to certain non-solicitation and non-competition restrictions.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2007.

	Number of Securities Underlying			Option	Option
	Unexercised Options (#)			Exercise Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Michael L. Chasen	264,276	—		$9.34	11/10/2011
	4,719	—		$9.66	9/10/2013
	10,323	1475	(1)	$14.00	6/18/2014
	6,488	590	(3)	$14.00	6/18/2014
	91,625	8,375	(5)	$17.00	3/1/2013
	85,283	54,717	(6)	$27.96	3/15/2014
	—	200,000	(7)	$27.96	3/15/2014
	—	170,000	(10)	$32.65	2/15/2015

Matthew L. Pittinsky	264,276	—		$9.34	11/9/2011
	4,719	—		$9.66	9/10/2013
	10,323	1,475	(1)	$14.00	6/18/2014
	6,488	590	(3)	$14.00	6/18/2014
	32,068	2,932	(5)	$17.00	3/1/2013
	21,320	13,680	(6)	$27.96	3/15/2014
	—	40,000	(10)	$32.65	2/15/2015

Michael J. Beach	295	197	(2)	$9.98	2/18/2014
	737	492	(4)	$14.00	6/18/2014
	590	787	(3)	$14.00	6/18/2014
	628	629	(5)	$17.00	3/1/2013
	12,183	7,817	(6)	$27.96	3/15/2014
	28,149	58,625	(9)	$26.84	9/15/2014
	—	40,000	(10)	$32.65	2/15/2015

Matthew H. Small	—	590	(1)	$14.00	6/18/2014
	929	1,675	(5)	$17.00	3/1/2013
	18,275	11,725	(6)	$27.96	3/15/2014
	—	70,000	(7)	$27.96	3/15/2014
	—	90,000	(10)	$32.65	2/15/2015

Peter Segall	31,031	43,969	(8)	$26.84	9/15/2014
	—	40,000	(10)	$32.65	2/15/2015

(1)	Original option grant vested 25% on 6/18/2005 and the remainder in 36 equal monthly installments.

(2)	Original option grant vested 25% on 2/18/2005 and the remainder in 36 equal monthly installments.

(3)	Original option grant vested 25% on 4/1/2005 and the remainder in 36 equal monthly installments.

(4)	Original option grant vested 25% on 9/15/2005 and the remainder in 36 equal monthly installments.

(5)	Original option grant vested 33% on 3/1/2006 and the remainder in 24 equal monthly installments.

(6)	Original option grant vested 33% on 2/1/2007 and the remainder in 24 equal monthly installments.

(7)	Original option grant vests 25% on 2/01/2010 and the remainder in 36 equal monthly installments.

(8)	Original option grant vested 33% on 6/03/2006 and the remainder in 24 equal monthly installments.

(9)	Original option grant vested 25% on 9/15/2007 and the remainder in 36 equal monthly installments.

(10)	Original option grant vested 25% on 2/15/2008 and the remainder in 36 equal monthly installments.

2007 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options during the year ended December 31, 2007.

Option Awards
	Number of Shares	Value
	Acquired on	Realized on
	Exercise	Exercise
Name	(#)	($)

Michael L. Chasen	—	—
Matthew L. Pittinsky	—	—
Michael J. Beach	50,000	$1,089,497
Matthew H. Small	40,000	$1,018,438
Peter Segall	—	—

Potential Payments Upon Termination or Change-in-Control

Our named executive officers would be entitled to certain benefits and/or payments in the event of the termination of their employment with us in certain circumstances, a change-in-control of Blackboard or a termination of employment within one year of a change-in-control. Each of our named executive officers has entered into an employment agreement with us which provides for severance payments and other benefits in certain situations.

Stock options held by our named executive officers are subject to the terms of the plans pursuant to which they were issued. Under the 2004 Plan, in the event of a change-in-control, the vesting of outstanding stock options would be accelerated by one year. A change-in-control under the 2004 Plan generally includes the following events: (i) the acquisition of 25% of the securities of the company by an individual, entity or group, (ii) the continuing directors (as defined in the 2004 Plan) do not constitute a majority of the Board of Directors, and (iii) consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the company or a sale or other disposition of all or substantially all of the assets of the company. The 1998 Amended and Restated Stock Incentive Plan (the “1998 Plan”) does not provide for automatic acceleration upon a change-in-control. Under certain of the named executive officers’ stock option agreements, the executive officers are entitled to an additional year of acceleration following a change-in-control if they are terminated without cause or constructively terminated, as such terms are defined in the agreements, within one year following the change-in-control. Beginning with the grants made in February 2007, the CEO, chairman, CFO and CLO are entitled to two years of additional acceleration following a change-in-control if they are terminated without cause or constructively terminated within one year following the change-in-control. In addition, in 2006, the CEO and CLO received a long-term retention grant of stock options which vest over a three-year period beginning on the 4th anniversary of grant; in the event of a change-in-control, the vesting of 20% plus 12.5% per year from the grant date of the stock options accelerate upon such change-in-control.

The following descriptions provide estimates of the amounts payable to the named executive officers in the event of their termination or a change-in-control assuming that such event occurred on December 31, 2007, based on the stock option holdings, the fair market value of our stock and the salaries of the executive officers as of such date.

Michael L. Chasen.  Upon a termination of his employment by us without cause or by Mr. Chasen with good reason, as each term is defined under his employment agreement, Mr. Chasen would have been entitled to a severance payment of $999,999. Following such termination, Mr. Chasen would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. In the event of a change-in-control occurring on December 31, 2007, vesting of certain stock options held by Mr. Chasen would have accelerated resulting in a gain in the value of Mr. Chasen’s exercisable stock options of $2,497,975.

Matthew L. Pittinsky.  Upon a termination of his employment by us without cause or by Mr. Pittinsky with good reason, as each term is defined under his employment agreement, Mr. Pittinsky would have been entitled to a severance payment of $750,000. Following such termination, Mr. Pittinsky would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. In the event of a change-in-control occurring on December 31, 2007, vesting of certain stock options held by Mr. Pittinsky would have accelerated resulting in a gain in the value of Mr. Pittinsky’s exercisable stock options of $405,680.

Michael J. Beach.  Upon a termination of his employment by us without cause or by Mr. Beach with good reason, as each term is defined under his employment agreement, Mr. Beach would have been entitled to a payment of approximately $325,000 representing one year annual salary and payment of 12 months’ COBRA premiums with an estimated cost to us of $15,646. Following such termination, Mr. Beach would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. In the event of a change-in-control occurring on December 31, 2007, vesting of certain stock options held by Mr. Beach would have accelerated resulting in a gain in the value of Mr. Beach’s exercisable stock options of $731,401.

Matthew H. Small.  Upon a termination of his employment by us without cause or by Mr. Small with good reason, as each term is defined under his employment agreement, or upon non-renewal of his employment agreement, Mr. Small would have been entitled to a payment of approximately $325,000 representing one year annual salary and 12 months’ coverage under company benefit plans in which Mr. Small was entitled to participate at the time of his termination with an estimated cost to us of $16,044. In addition, Mr. Small would be entitled to payment of his earned but unpaid bonus which as of December 31, 2007 was $175,954. In the event of a change-in-control occurring on December 31, 2007, vesting of certain stock options held by Mr. Small would have accelerated resulting in a gain in the value of Mr. Small’s exercisable stock options of $570,359.

Peter Segall.  Upon a termination of his employment by us without cause or by Mr. Segall with good reason as each term is defined under his employment agreement, Mr. Segall would have been entitled to a payment of approximately $300,000 representing one year annual salary and payment of twelve months’ COBRA premiums with an estimated cost to us of $15,646. In addition, Mr. Segall would be entitled to payment of his earned but unpaid bonus which as of December 31, 2007 was $115,049. Following such termination, Mr. Segall would be subject to non-solicitation and non-competition obligations for two years. In the event of a change-in-control occurring on December 31, 2007, vesting of stock options held by Mr. Segall would have accelerated resulting in a gain in the value of Mr. Segall’s exercisable stock options of $482,588.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 about the securities authorized for issuance to our employees, directors and other eligible participants under our equity compensation plans, consisting of the 1998 Plan and the 2004 Plan.

	Number of Securities
	to be Issued	Weighted Average
	Upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders	4,245,737	$25.21	1,951,222
Equity compensation plans not approved by security holders	0	0	0
Total	4,245,737	$25.21	1,951,222

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Blackboard is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. The Audit Committee charter adopted by the Board of Directors provides that the Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our CLO. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT NO. 3 TO THE AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

We have two equity incentive plans, the Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”), and the 1998 Amended and Restated Stock Incentive Plan (the “1998 Plan”). When we adopted the 2004 Plan, the Board of Directors determined that no additional grants would be made under the 1998 Plan.

On March 7, 2008, our Board of Directors approved, subject to stockholder approval, Amendment No. 3 (the “Amendment”) to the 2004 Plan to increase the number of shares authorized for issuance under the plan from 5,800,000 to 8,700,000. The Amendment also makes the following changes to the 2004 Plan:

(1) That section 3 of the 2004 Plan, entitled “Administration and Delegation”, be amended to provide that all discretionary grants to non-employee directors be administered by a committee of independent members of the Board of Directors, within the meaning of independence under the applicable Nasdaq regulations;

(2) That section 7(d)(2) of the 2004 Plan, entitled “Restricted Stock, Restricted Stock Units — Limitations on Vesting” be amended to eliminate the Board’s power to waive restrictions or accelerate the time at which any restrictions may lapse, except in the cases of death, disability or retirement of a participant under the 2004 Plan or a merger, consolidation, sale, reorganization, recapitalization, or a change-in-control of the company; and

(3) That section 10(h) of the 2004 Plan, entitled “General Provisions Applicable to Awards — Acceleration” be amended to limit the Board’s power to accelerate the time at which any restrictions may lapse, except in the cases of death, disability or retirement of a participant under the 2004 Plan or a merger, consolidation, sale, reorganization, recapitalization, or a change-in-control of the company.

The summary of the 2004 Plan, as amended by the Amendment (collectively, the “Amended 2004 Plan”), presented in this proxy statement is qualified in its entirety by the Amended 2004 Plan, which is included in this proxy statement as Appendix A.

As of April 8, 2008, 5,124,013 shares were subject to options currently outstanding under the 2004 Plan and the 1998 Plan with an average exercise price of $26.61 and an average remaining term of 6.34 years. In addition, 75,000 shares of restricted stock were outstanding and subject to forfeiture conditions. As of April 8, 2008, 863,829 shares of our common stock remained available for future grant under the original 2004 Plan and no shares are available for grant under the 1998 Plan. The maximum number of shares with respect to which awards other than options and Gross-Counted SARs (as defined below) may be granted is 300,000. As of April 8, 2008, 225,000 shares remain available under this limit.

As of the Record Date, we had 30,845,068 shares of common stock outstanding and the closing price of our common stock was $33.23 per share.

Description of the Amended 2004 Plan

The following is a brief summary of the Amended 2004 Plan.

Following the amendment, the number of shares of our common stock for which awards under the Amended 2004 Plan may be issued would be 8,700,000 shares, subject to adjustment for stock splits, combinations and similar events.

Types of Awards

The Amended 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only at an exercise price that is equal to or greater than 100% of the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our capital stock). Options granted after March 1, 2005 may not have a term in excess of eight years. Subject to adjustments for stock splits, combinations and similar events or pursuant to stockholder approval, options may not be amended to reduce the exercise price per share thereof and we may not implement an option exchange program pursuant to which an option could be exchanged for a new option with a lower exercise price per share.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. The base price from which such appreciation is measured shall not be less than 100% of the fair market value on the date of grant. SARs may be granted independently or in tandem with an option. SARs granted after March 1, 2005 may not have a term in excess of eight years.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.  Under the Amended 2004 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow or (q) such other objective goals established by the Board of Directors. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors and those of our subsidiaries are eligible to be granted Awards under the Amended 2004 Plan. Under present law, however, incentive stock options may only be granted to our employees and the employees of our subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the Amended 2004 Plan may not exceed 471,923 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

Plan Benefits

As of the date of this proxy statement, no stock options or other awards had been granted, and no shares or other stock-based awards had been issued, under the Amended 2004 Plan on the basis of the share increase or other changes proposed to be effected by the amendment and restatement described in this proxy statement. Approximately 1,023 persons are currently eligible to receive Awards under the Amended 2004 Plan, including our 7 executive officers and 6 non-employee directors, except those who are not eligible due to local laws. The granting of Awards under the Amended 2004 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration

The Amended 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2004 Plan and to interpret the provisions of the Amended 2004 Plan and administer the granting of Awards to eligible participants. Pursuant to the terms of the Amended 2004 Plan, the Board of Directors may delegate authority under the Amended 2004 Plan to one or more committees or subcommittees of the Board of Directors or to one or more of our executive officers. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Amended 2004 Plan, including the granting of options to executive officers. In addition, the Amended 2004 Plan provides that any grants to non-employee directors must be approved by a committee of independent directors. Each year, the Compensation Committee delegates stock option granting authority to our CEO, subject to certain limitations, including a limitation that the CEO may only make grants of stock options to our employees who are not Section 16 officers.

The Board of Directors is required to make appropriate adjustments in connection with the Amended 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended 2004 Plan also contains provisions addressing the consequences of certain reorganization events such as a merger or consolidation of Blackboard, an exchange involving all of our common stock or our liquidation or dissolution. In such event, the Board may provide that (i) outstanding Awards be assumed by the acquiring or succeeding entity, (ii) all unexercised options become exercisable in full and will terminate immediately prior to the consummation of such reorganization event, (iii) outstanding Awards will become realizable or deliverable in whole or in part prior to or upon such reorganization event, (iv) cash payment be made to holders of Awards calculated in reference to the amount received per share of common stock by holders of our common stock in the reorganization event, (v) in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds or (vi) any combination of the foregoing.

Upon the occurrence of certain events involving a change-in-control, such as a merger or sale of substantially all of our assets, the acquisition by a person, entity or group of 25% or more of our outstanding stock or a change in a majority of the members of the Board of Directors, the vesting of Awards outstanding at such time shall be accelerated by 12 months.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Upon exercise of a SAR, the Board of Directors may count such SAR against the common stock available for grant either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in the following sentence. The maximum number of shares with respect to which awards other than options and Gross-Counted SARs may be granted is 300,000. As of the Record Date, 225,000 shares remain available under this limit. 75,000 shares of restricted stock were granted in February 2008.

Substitute Options

In connection with a merger or consolidation of an entity with us, or the acquisition by us of property or stock of an entity, the Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the Amended 2004 Plan. Substitute options will not count against the Amended 2004 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the U.S. or establish subplans or procedures under the Amended 2004 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the Amended 2004 Plan after March 3, 2014 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Amended 2004 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If our stockholders do not approve the adoption of the Amendment, the 2004 Plan will remain in effect, and we will continue to grant Awards under the 2004 Plan, subject to the existing limit of 5,800,000 shares authorized for issuance under the 2004 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to Awards granted under the Amended 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the amount previously included in income plus any amount paid for the stock. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the amount previously included in income plus any amount paid for the stock. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the Amended 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote and Board Recommendation

Approval of the Amendment requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting. Should such approval not be obtained, the 2004 Plan will remain in effect and we will continue to grant equity awards under the 2004 Plan, subject to the existing limit of 5,800,000 shares authorized for issuance under the 2004 Plan.

The Board of Directors recommends a vote FOR the Amendment.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the 2008 fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The following table sets forth approximate aggregate fees billed to us for fiscal years 2006 and 2007 by Ernst &Young LLP:

APPROXIMATE AGGREGATE FEES BILLED TO US
FOR FISCAL YEARS 2006 AND 2007 BY ERNST &YOUNG LLP

	2006	2007
	(In thousands)

Audit Fees(1):	$1,058.4	$1,315.5
Audit-Related Fees(2):	—	933.6
Tax Fees(3):	247.2	639.6
All Other Fees(4):	—	1.6

Total	$1,305.6	$2,890.3

(1)	Audit fees consisted of audit work performed in the audit of our consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations billed as audit services.

(2)	Audit-related fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements and which are not included under Audit Fees.

(3)	Tax fees consisted of fees related to tax compliance, tax planning, tax advice and tax due diligence related to mergers and acquisitions.

(4)	All other fees consist of all other products and services provided by the independent registered public accountant that are not reflected in any of the previous three categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Policies and Practices (the “Audit Committee Policy”) to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services or may delegate to the chairman of the Audit Committee the authority to pre-approve such services. Also, services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months may be pre-approved by the Audit Committee in advance, provided that a monetary limit is established with respect to each pre-approved service and the pre-approved services are specified in sufficient detail so that management will not be called upon to make a judgment as to whether a service fits within the pre-approved services. All of the audit-related, tax and all other services provided by Ernst & Young LLP to us in 2007 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Audit Committee Policy. All non-audit services provided in 2007 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Board Recommendation

Although stockholder approval of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2008 fiscal year is not required by law, the Board of Directors and the Audit Committee believe that it is advisable to provide stockholders an opportunity to ratify this selection. Ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and shares subject to broker non-votes on this matter will not be treated as being entitled to vote on this matter at the Annual Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the matter.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2007, and written representations from certain of our directors and executive officers, we believe that all such reporting persons complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2007 with the following exception: Jonathan R. Walsh failed to timely file a Form 4 reporting the grant to him of 2,000 stock options on August 15, 2007. The required filing has since been made.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2009 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 22, 2008. Under our by-laws, stockholders who wish to make a proposal at the 2009 annual meeting, other than one that will be included in our proxy statement, must notify us between February 5, 2009 and March 7, 2009. If a stockholder who wishes to present a proposal fails to notify us by March 7, 2009 and such proposal is brought before the 2009 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2009 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Blackboard Inc., 1899 L Street NW, 11th Floor, Washington, D.C. 20036, Attention: Matthew H. Small, Corporate Secretary or if after June 30, 2008 to Blackboard Inc., 650 Massachusetts Ave. NW, 1st floor, Washington, D.C. 20001, Attention: Matthew H. Small, Corporate Secretary.

CODE OF ETHICS

We have adopted a “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of our Code of Business Conduct and Ethics is available on our website at http://investor.blackboard.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us. In addition to soliciting stockholders by mail, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees, without additional compensation, may also be made of some stockholders in person or by mail, telephone or email following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies, and we will bear all reasonable solicitation fees and expenses if we retain a proxy solicitation firm.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Investor Relations, Blackboard Inc., 1899 L Street NW, 11th Floor, Washington, D.C. 20036 or if after June 30, 2008 to Investor Relations, Blackboard Inc., 650 Massachusetts Ave. NW, 1st floor, Washington, D.C. 20001. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to us in the manner provided above.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this proxy statement and the stock performance graph set forth in our Annual Report on Form 10-K, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Appendix A

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of Blackboard Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3. Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith. Discretionary grants to non-employee directors shall be administered by a committee of independent Board members, within the applicable definition of independence under the applicable Nasdaq or stock exchange rules.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 8,700,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Upon exercise of a SAR (as hereinafter defined), the Board may count such SAR against the Common Stock available for grant under the Plan either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in Section 4(b)(2). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 471,923 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereinafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARs.  The maximum number of shares with respect to which Awards other than Options and Gross-Counted SARs may be granted shall be 300,000.

5. Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Blackboard Inc., any of Blackboard Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price per share shall not be less than 100% of the market value on the date of grant. For purposes of the Plan, “market value” shall mean the last reported sale price on the trading day prior to the date of grant of the Corporation’s common stock on the principal securities exchange, inter-dealer quotation system or nationally recognized trading system on which the stock is listed.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Other than Options granted prior to March 1, 2005, Options granted hereunder shall expire no later than 8 years after the date of grant.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and listed on a national securities exchange, the NASDAQ National Market or another nationally recognized trading system, by delivery of shares of Common Stock owned by the Participant valued at the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the date of exercise (or, if no such price is reported on such day, the shares of Common Stock shall be valued at their fair market value as determined by, or in a manner approved by, the Board in good faith), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Options”). Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Limitation.  Other than adjustments pursuant to Section 9 or actions approved by the Company’s stockholders, outstanding Options shall not be amended to reduce the exercise price per Share thereof and the Company shall not implement an option exchange program pursuant to which an Option could be exchanged for a new Option with a lower exercise price per Share.

6. Stock Appreciation Rights.

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The base price from which such appreciation is measured shall not be less than 100% of the market value on the date of grant, as defined in Section 5(c). The date as of which such appreciation or other measure is determined shall be the exercise date. Stock Appreciation Rights granted hereunder shall expire no later than 8 years after the date of grant.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7. Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall not provide for vesting in full in less than a three-year period from the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (d)(1) shall not apply to (A) Awards granted pursuant to Section 10(j) or (B) a maximum of 100,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in the event of death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

8. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b) Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or Other Stock Unit Award granted under the Plan at the time of the grant of such Award.

(c) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2) Effect on Options

(a) Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b) Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing a Restricted Stock Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of a Restricted Stock Award shall be accelerated so that the number of shares subject to such Award which otherwise would have first vested within 12 months following such Change in Control Event shall become immediately vested, and any remaining unvested shares subject to such Award shall continue to vest in accordance with the vesting schedule set forth in the applicable Restricted Stock Award as though such 12 month period had actually passed.

(4) Effect on Other Stock Unit Awards

(a) Reorganization Event that is not a Change in Control Event.  The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any Other Stock Unit Award granted under the Plan at the time of the grant of such Other Stock Unit Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing an Other Stock Unit Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of any Other Stock Unit Award shall be accelerated so that the number of shares subject to the Other Stock Unit Award which otherwise would have first become exercisable, realizable, vested or free from conditions or restrictions within 12 months following such Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions, and any remaining unvested shares subject to such Award shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the vesting schedule set forth in the applicable Other Stock Unit Award as though such 12 month period had actually passed.

10. General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued in accordance with the procedures set forth in Section 5(f)(3); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  Except as provided in Section 5(h) above, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the

Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  With respect to (i) a Participant’s Awards, in the event of death, disability or retirement of the Participant or (ii) any Awards outstanding under the Plan, in the event of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, the Board may at any time provide that any such Award(s) shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Deferred Delivery of Shares Issuable Pursuant to an Award.  Subject to Section 11(g), the Board may, at the time any Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

(j) Performance Conditions.

(1) This Section 10(j) shall be administered by the Compensation Committee of the Board of Directors, or such other committee of “outside directors”, as defined by Section 162(m), approved by the Board (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(j) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(j), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11. Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the Nasdaq National Market, Inc. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Appendix B

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

A. Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B. Structure and Membership

(1) Number.  The Audit Committee shall consist of at least three members of the Board of Directors.

(2) Independence.  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

(3) Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

(4) Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

(5) Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

(6) Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

(1) Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

(2) Independence.  The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

(3) Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

(4) Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

(5) Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

(6) Quality-Control Report.  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Audited Financial Statements

(7) Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) requires discussion.

(8) Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

(9) Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

(10) Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

(11) Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies (other than rating agencies in the ordinary course of business) and others third parties not bound by a non-disclosure agreement with the Company.

(12) Quarterly Financial Statements.  The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

(13) Oversight.  The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal controls over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

(14) Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(15) Related-Party Transactions.  The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

(16) Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

(17) Evaluation of Financial Management.  The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

D. Procedures and Administration

(1) Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

(2) Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

(3) Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

(4) Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

(5) Independent Advisors.  The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

(6) Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

(7) Funding.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(8) Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

BLACKBOARD INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Michael J. Beach and Matthew H. Small as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Blackboard Inc. held of record by the undersigned on April 16, 2008, at the Annual Meeting of Stockholders to be held at the Westin Grand Hotel, 2350 M Street, NW, Washington, District of Columbia 20037, on June 5, 2008 at 11:00 a.m., or any adjournment or postponement thereof.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of Blackboard Inc. or shall vote in person at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 5, 2008.
The proxy statement and annual report to stockholders are available at
http://investor.blackboard.com/phoenix.zhtml?c=177018&p=proxy.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
BLACKBOARD INC.
JUNE 5, 2008
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
COMPANY NUMBER
ACCOUNT NUMBER
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF DIRECTORS
AND
“FOR” PROPOSALS 2 AND 3.
[Detach along perforated line.]

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

New Address:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
	☐	New Address

1.	Election of Directors:
	NOMINEES:	☐	FOR ALL NOMINEES: Joseph Cowan; Roger Novak; William Raduchel
		☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
		☐	FOR ALL EXCEPT: (See instructions below.)
O Joseph L. Cowan
O E. Rogers Novak, Jr.
O William Raduchel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

		FOR	AGAINST	ABSTAIN

2.	To approve Amendment No. 3 to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 5,800,000 to 8,700,000 and make other specified changes.	☐	☐	☐

3.	To ratify the selection of the Company’s independent registered public accounting firm.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors of Blackboard Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the directors and “FOR” proposals 2 and 3.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.